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                       [EFRATI, GALILI & CO. LETTERHEAD]

                                                                     EXHIBIT 5.1


May 23, 2000

ClickService Software Ltd.
34 Habarzel Street
Tel Aviv
Israel



Dear Sirs,


      Re: ClickService Software Ltd. -- Registration Statement on Form S-1


We have acted as Israeli counsel for ClickService Software Ltd., an Israeli company (the "Company"), in connection with the preparation and filing under the United States Securities Act of 1933, as amended (the "Act") of a registration statement on Form S-1, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to 5,000,000 Ordinary Shares, par value NIS 0.02 each, to be issued by the Company and up to 750,000 Ordinary Shares, par value NIS 0.02 each, to be issued by the Company to cover over-allotments, if any (together the "Company Shares").

As such counsel, we have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representative of the Company and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representative of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Company Shares have been duly authorized for issuance by the Company and, upon issuance and delivery against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities" and "Legal Matters" in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.


Very truly yours,


/s/ EFRATI, GALILI & CO.
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    Efrati, Galili & Co.